REPORT OF INDEPENDENT
CERTIFIED PUBLIC
ACCOUNTANTS
ON INTERNAL CONTROL



Board of Directors and Shareholders
The Matterhorn Growth Fund
Yardley, Pennsylvania

In planning and performing our audit of the financial statements of The Matterhorn
Gorwth Fund for the year ended June 30,
2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, not to provide assurance on internal control.

The management of the Funds is
responsible for establishing and maintaining
internal control.   In fulfilling this
responsibility, estimates and judgments by
management are required to assess the
expected benefits and related costs of
controls.   Generally, controls that are
relevant to an audit pertain to the entity's
objective of preparing financial statements
for external purposes that are fairly
presented in conformity with accounting
principles generally accepted in the United
States of America.   Those controls include
the safeguarding of assets against
unauthorized acquisition, use, or
disposition.

Because of inherent limitations in any
internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control
would not necessarily disclose all matters in
internal control that might be material
weaknesses under standards established by
the American Institute of Certified Public
Accountants.   A material weakness is a
condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of June 30, 2002.

This report is intended solely for the
information and use of management and the Board of Directors and Shareholders of The
Matterhorn Growth Fund and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.



   TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
August 2, 2002